Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-75464, 333-02166, 333-08893, 333-08891, 333-31585, 333-48883, 333-66707, 333-74617, 333-81273, 333-39730, 333-61582, 333-65850, 333-89242, 333-102085) of TriQuint Semiconductor, Inc. of our report dated March 14, 2003 relating to the financial statements of the Optoelectronic components business to be sold of Agere Systems Inc., which appears in the Current Report on Form 8-K/A of TriQuint Semiconductor, Inc. dated March 17, 2003.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

March 14, 2003